UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2024

GARRETT MOTION INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland		1180
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	The Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 6, 2024 and May 7, 2024, Garrett Motion Inc. (the “Company”) announced the commencement and subsequent upsizing and pricing, respectively, by Garrett Motion Holdings Inc. and Garrett LX I S.à r.l., its wholly owned subsidiaries, of a private offering (the “Offering”) of $800 million aggregate principal amount of 7.750% senior notes due 2032 (the “notes”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The notes will be sold to investors at 100.00% plus accrued interest, if any, from May 21, 2024. The closing of the Offering of the notes is expected to occur on or about May 21, 2024, subject to customary closing conditions.

The Company intends to use the proceeds of the issuance of the notes, together with cash on hand, to repay approximately $800 million of term loan indebtedness under the Company’s senior secured credit facilities, in accordance with the terms thereof, and to pay related fees and expenses. The notes will be fully and unconditionally guaranteed by the Company and each of the Company’s wholly owned restricted subsidiaries that guarantees the Company’s senior secured credit facilities.

Copies of the press releases announcing the commencement and the upsizing and pricing of the Offering are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

The notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of, the notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release of Garrett Motion Inc., dated May 6, 2024
99.2	Press Release of Garrett Motion Inc., dated May 7, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2024	Garrett Motion Inc.

	By:	/s/ Sean Deason
Sean Deason
Senior Vice President and Chief Financial Officer